Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-4 of Anthracite Capital, Inc. of our report dated January 18, 2000 except as to
Note 14 which is as of February 8, 2000 relating to the financial statements and financial statement schedules of CORE Cap, Inc. which appears in such Registration Statement. We also consent to the references to us under the headings "Experts" in such Registration Statement.



PricewaterhouseCoopers LLP


Boston, Massachusetts
March 24, 2000